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                                                                   Exhibit 10.16
                                                                   -------------

                                   AMENDMENT

                                      TO

               ASSET CONTRIBUTION AND RECAPITALIZATION AGREEMENT


     This Amendment to Asset Contribution and Recapitalization Agreement (The "Amendment") is made as of the 8th day of July, 1999 among Clark USA, Inc., Clark Refining & Marketing, Inc., OTG (Holdings), Inc. (formerly known as OTG, Inc.) and CM acquisition, Inc.

                                    RECITALS

     A. The parties hereto are parties to an Asset Contribution and Recapitalization Agreement (the "Recapitalization Agreement").

     B. The parties hereto desire to amend and modify certain provisions of the Recapitalization Agreement as provided herein.

                                   AGREEMENT

     In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows.

1. Definitions. For purposes of this Amendment, capitalized terms used herein have the same meanings ascribed to them in the Recapitalization Agreement.

2.  Amendments to the Recapitalization Agreement.

     2.1. Branded Jobber Accounts Receivable. Notwithstanding Section 2.1(g) of the Recapitalization Agreement, the term "Assets" does not include accounts receivable from Jobbers. Assumed Liabilities do not include fuel payables or excise tax payables related to Jobber sales. Final Closing Working Capital will be computed without regard to such accounts receivable, fuel payables and excise tax payables.

     2.2 Working Capital. The last sentence of Section 2.5(c) of the Recapitalization Agreement is hereby amended to read as follows:

          As used herein, "Estimated Working Capital Adjustment Amount" shall mean a positive or negative amount equal to the Estimated Working Capital minus negative $26,700,000 (such number, "Target Working Capital").

     2.3 Stub Equity Amount. The definition of Stub Equity Amount is hereby amended to read as follows: "'Stub Equity Amount' means $4,200,000."
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     2.4  Schedule 3.17.  Schedule 3.17 to the Recapitalization Agreement is
hereby amended by deleting the following identified Retail Stores from the "Unknown" classification and adding them to the "Identified Contamination Sites" classification in such Schedule: 614; 2097; 1171; 2101; 1426; 2102; 1822; 2104;
2040; 2173; 2052; 2178; 2055; 2179; and 2056. Schedule 3.17 to the
Recapitalization Agreement is hereby amended by deleting the following identified Retail Stores from the "Remediated Site" classification to the "Identified Contamination Sites" classification in such Schedule: 1043; 1209; and 1786. Schedule 3.17 to the Recapitalization Agreement is hereby amended by deleting the following identified Retail Stores from the "Unknown Sites" classification and adding them to the "Remediated Site" classification in such
Schedule:  1643; and 1794.

     2.5 Capitalized Leases. Section 2.5(e)(ii) of the Recapitalization Agreement requires the Initial Note Amount to be reduced, as of the Closing Date, by the amount of indebtedness under any Lease which is a capitalized lease. The parties have agreed to estimate this amount as of the Closing Date to be $500,000 and have agreed further that the actual amount will be determined in the manner set forth in Section 2.8 of the Recapitalization Agreement.

     2.6. Tax Bulk Sales Laws. Under Section 10.12(b) of the Recapitalization Agreement, Seller and Buyer are obligated, among other things, to take any and all actions necessary for Seller and Buyer to comply with any bulk sales provisions under Law relating to Taxes to eliminate all transferee liability to Buyer. The parties have agreed that, instead of escrowing any amounts as required by Law to eliminate transferee liability to BUYER, OTG, Inc. ("OTG") may, subject to the qualifications set forth herein, offset any amounts owed to Seller by OTG under the Supply Agreement for any amount that any Governmental Authority seeks to collect from OTG as a result of the parties not escrowing such amounts in accordance with applicable Law. In the event any Governmental Authority makes such a written claim against OTG, OTG will promptly notify Seller of such claim and allow Seller to assume defense of any such claim. Seller may, at Seller's expense, defend such claim as Seller may determine in Seller's discretion. Seller will pay any and all costs that OTG may incur in connection with such claim. If Seller does not elect in writing to OTG to defend such claim within 30 days from date of notice from the Governmental Authority to OTG, OTG may offset the assessed amount from any and all payments due to Seller under the Supply Agreement and remit such amount directly to the appropriate Governmental Authority. If Seller does elect to defend such claim within such 30 day period and there is a final assessment against OTG and Seller does not pay such final assessment within the notice period prescribed by the final assessment or, if no period is so stated, within 10 days of such final assessment, then OTG may offset the assessment amount from any and all payments due to Seller under the Supply Agreement and remit such amount directly to the appropriate Governmental Authority.

     2.7. Laptop Computer Leases. Within thirty (30) days of the Closing Date, Seller and OTG shall jointly inventory all laptop computers described in Lease Agreements dated November 30, 1995, between IFC/Sentry Financial and Seller identified as Numbers 95-1114-005 and 95-1114-006 ("Laptop Computer Leases"). If Seller and OTG agree based on such inventory that less than all of the laptop computers in the Laptop Computer Leases were delivered by Seller to OTG as of the Closing Date ("Missing Computers"), then Seller shall deliver to OTG comparable laptop computers pursuant to the 4Laptop Computer Leases to replace one-half of the Missing Computers ("Replacement Computers") provided that any computers voluntarily given to OTG by Seller that were not required by Agreement to be transferred to OTG shall be counted as Replacement Computers.

3. No Other Modifications. Nothing herein contained in any way impairs the Recapitalization Agreement, or alters, waives, annuls, varies or affects any provision, condition or covenant therein,

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except as specifically set forth in this Amendment. All other provisions of the
Recapitalization Agreement remain in full force and effect.

4. Captions. Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Amendment or the intent of any provision hereof.

5. Counterparts. This Amendment may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

6. Successors and Assigns. All provisions of this Amendment are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.



                                       CLARK USA, INC.


                                       By:  /s/  Dennis R. Eichholz
                                            -----------------------




                                       CLARK REFINING & MARKETING, INC.


                                       By:  /s/  Dennis R. Eichholz
                                            -----------------------



                                       OTG (HOLDINGS), INC.


                                       By:  /s/  Brandon Barnholt
                                            ---------------------
                                            Brandon Barnholt
                                            Chief Executive Officer/President



                                       CM ACQUISITION, INC.


                                       By:  /s/  Brandon Barnholt
                                            ---------------------
                                            Brandon Barnholt
                                            Chief Executive Officer/President

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